UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
August 18, 2015 (August 14, 2015)

MICROCHIP TECHNOLOGY INCORPORATED (Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address of Principal Executive Offices, Including Zip Code)

(480) 792-7200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 14, 2015, the Board of Directors (the "Board") of Microchip Technology Incorporated ("Microchip") approved an amendment to Microchip's 2004 Equity Incentive Plan to provide that on August 14, 2015 (the date of Microchip's 2015 annual meeting of stockholders), each non-employee director who has served as a non-employee director for at least five years on that date be automatically granted an additional grant (the "Additional Grant") of that number of restricted stock units equal to $100,000 divided by the fair market value of Microchip common stock, rounded down to the nearest whole share, provided that such non-employee director was elected by the stockholders to serve as a member of the Board at the annual meeting held on August 14, 2015. The restricted stock units subject to the Additional Grant will vest in equal 25% annual installments on each of the four anniversaries of the tenth day of the second month of Microchip's fiscal quarter in which the grant is made. Vesting of the Additional Grant is contingent upon the non-employee director maintaining continued status as a non-employee director through the applicable vesting date. The 2004 Equity Incentive Plan, as amended and restated, is filed as Exhibit 10.1 hereto.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At Microchip's annual meeting of stockholders held on August 14, 2015, the stockholders elected each of the following individuals to serve on the Board until the next annual meeting of stockholders, and until his or her successor is duly elected and qualified.

Nominees	Votes For	Votes Withheld	Broker Non Votes
Steve Sanghi	159,374,603	5,309,187	21,551,569
Matthew W. Chapman	161,735,881	2,947,909	21,551,569
L.B. Day	150,086,861	14,596,929	21,551,569
Esther L. Johnson	163,369,104	1,314,686	21,551,569
Wade F. Meyercord	161,659,607	3,024,183	21,551,569

In addition, the following proposals were voted on at the annual meeting:

Proposal to approve the issuance of shares of Microchip common stock upon conversion of Microchip's senior convertible debentures as required by the Nasdaq listing rules so that upon future adjustment of the conversion rate of the debentures as a result of Microchip's payment of cash dividends Microchip can maintain its current accounting treatment for the debentures and maintain the flexibility to issue shares upon conversion of such debentures.

Votes For	Votes Against	Abstentions	Broker Non Votes
164,073,317	376,115	234,358	21,551,569

Proposal to ratify the appointment of Ernst & Young LLP as Microchip's independent registered public accounting firm for the fiscal year ending March 31, 2016.
Votes For	Votes Against	Abstentions	Broker Non Votes
185,251,793	838,231	145,335	-0-

Proposal to approve, on an advisory (non-binding) basis, the compensation of Microchip's named executives.
Votes For	Votes Against	Abstentions	Broker Non Votes
160,261,225	4,054,337	367,949	21,551,848

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	10.1	Microchip Technology Incorporated 2004 Equity Incentive Plan, as amended and restated August 14, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2015	Microchip Technology Incorporated

By: /s/ J. Eric Bjornholt
J. Eric Bjornholt Vice President, Chief Financial Officer

EXHIBITS

10.1	Microchip Technology Incorporated 2004 Equity Incentive Plan, as amended and restated August 14, 2015